Schedule 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

       INFORMATION STATEMENT PURSUANT TO SECTION 14 (C) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Check the appropriate box:

[X]   Preliminary information statement

[ ] Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d) (2))

[ ]   Definitive information statement

                                  NANNACO, INC.


(Name of Registrant as Specified in Its Charter)


[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14c-5 (g) and 0-11

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount Previously Paid:

(2)   Form, Schedule or Registration Statement No.:

(3)   Filing Party:

(4)   Date Filed:

                                  NANNACO, INC.
                 2935 Thousand Oaks, #261, San Antonio, TX 78247
                                 (210) 496-7566

                          ----------------------------

                              INFORMATION STATEMENT

                          ----------------------------


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND US A PROXY. WE BELIEVE THE ACTIONS DESCRIBED HEREIN WILL BE APPROVED BY THE WRITTEN CONSENT OF HOLDERS OF TWO-THIRDS (2/3) OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

         This information statement is being mailed on or about February ____, 2004 to holders of record as of January 28, 2004 (the "Record Date") of shares of common stock, par value $0.001 per share ("Common Stock"), of NANNACO, Inc., a Texas corporation (the "Company"). It is being furnished in connection with an amendment to the Company's Articles of Incorporation increasing the number of shares of Common Stock and preferred stock the Company is authorized to issue to 500,000,000 and 100,000,000, respectively, and creating a new class of stock entitled "blank check preferred stock" (the "Amendment").

         On January 28, 2004, the Company's board of directors recommended that the stockholders approve the Amendment. The vote of the shareholders of the Company has yet to be solicited by the Company, but will be done so approximately twenty (20) days after the filing of this Schedule 14C (the
"Statement"). However, at such time as the vote is solicited, the Company believes it will have enough votes to pass the shareholder resolution approving the Amendment such that the Amendment can be accomplished by written consent. Approval by the board of directors and by the holders of 2/3 of the outstanding shares of Common Stock is adequate under Texas law to effect Amendment.

         The Amendments will become effective upon the filing of the Articles of Amendment to the Articles of Incorporation with the Texas Secretary of State, which shall be no earlier than 20 calendar days from the date of this information statement (the "Effective Date"). Stockholders have no right under Texas law or the Company's Articles of Incorporation to dissent from the Amendment.



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


AMENDMENT TO OUR ARTICLES OF INCORPORATION

         On January 28, 2004, our board of directors unanimously approved an amendment to our Articles of Incorporation to increase the amount of shares the Company is authorized to issue to 500,000,000 and 100,000,000, respectively, and creating a new class of stock entitled "blank check preferred stock" (the "Amendment"). The Amendment creates a provision in our Articles of Incorporation, which allows the actual terms of the blank check preferred stock to be filled in by the Board of Directors later, at the time of issuance. No dividend, voting, conversion, liquidation or redemptions rights as well as redemption or sinking fund provisions are yet established with respect to our blank check preferred stock.

         The board of directors believes that the availability of authorized but unissued shares of blank check preferred stock will provide us with the flexibility to issue such securities for a variety of corporate purposes, such as, to make acquisitions through the use of stock, to raise equity capital or to reserve additional shares for issuance under such plans and under plans of acquired companies. The board of directors believes that the creation of blank check preferred stock would facilitate our ability to accomplish these business and financial objectives in the future without the necessity of delaying such activities for further shareholder approval, except as may be required in particular cases by our Articles of Incorporation, applicable law or the rules of any stock exchange or national securities association trading system on which the our securities may then be listed. The board of directors has no immediate plans, understandings, agreement or commitments to issue blank check preferred stock for any purposes.

         Under our Articles of Incorporation, our shareholders do not have preemptive rights with respect to issuances of common stock. Thus, should the board of directors elect to issue additional shares of common stock, existing shareholders would not have any preferential rights to purchase such shares. If the board of directors elects to issue additional shares of common stock, such issuance could have a dilutive effect on the earnings per share, book value per share, voting power and shareholdings of current stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Except as otherwise provided herein, none of our directors or officers, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares, nor any of our promoters, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in the Amendment.

RIGHTS OF DISSENTING SHAREHOLDERS/APPRAISAL RIGHTS

         Shareholders of the Company are not entitled to appraisal or dissenters rights under the Texas Act by virtue of an amendment to the Articles of Incorporation of the Company (i) increasing the shares of common stock the Company may issue, or (ii) creating a class of "Blank Check Preferred Stock".


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


REQUIRED CORPORATE ACTION

         Pursuant to Article 4.02 of the Texas Business Corporation Act (the "Texas Act"), two-thirds (2/3) of the outstanding shares of common stock is required to amend our Articles of Incorporation. We believe the holders of two-thirds (2/3) of the outstanding shares of our common stock will desired to proceed in each instance without a meeting of the shareholders in order to (i) eliminate the costs and management time required to hold a special meeting of shareholders and (ii) effect the proposed amendments as soon as possible and thereafter accomplish the purposes of the proposed amendments in a timely manner.

NOTICE REQUIREMENT UNDER TEXAS LAW

         Pursuant to Article 9.10 D. of the Texas Act, advance notice of the taking of corporate action pursuant to a consent of the shareholders in lieu of a meeting is not required. Pursuant to Article 9.10 A. (4) of the Texas Act, "prompt" notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action. The Company shall promptly furnish notice to all shareholders not consenting in writing to any action taken by the shareholders without a meeting in which less than unanimous written consent of the shareholders is obtained.

         Pursuant to Article 9.10 A. (2) of the Texas Act, written consent signed by less than all the shareholders entitled to vote on the Amendment will be invalid unless, within sixty (60) days after the date of the earliest dated consent delivered to the Company the consents of two-thirds (2/3) of the shareholders entitled to vote are delivered to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based upon information received from the persons concerned, each person known to us to be the beneficial owner of more than five percent of the outstanding shares of our Common Stock, each director, each of our executive officers and all of our directors and executive officers as a group, owned beneficially as of the date of this Statement is so indicated in the following table:

                                        Shares Beneficially
Name and Address                         Owned Outstanding              Percentage of Shares
--------------------                    -------------------             --------------------
Andrew DeVries, III                          93,175,000                          46%
President, CEO and Chairman
2935 Thousand Oaks, #261
San Antonio, TX 78247


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


NO INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS

         No director, executive officer or associate of any director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in the Amendment.

NUMBER OF SHARES OUTSTANDING AND NUMBER OF VOTES TO WHICH EACH SHARE IS ENTITLED

         As of the date of this Statement, the Company has issued and outstanding a total of 200,000,000 shares of common stock and no shares of preferred stock issued and outstanding. Each share of common stock is entitled to one (1) vote.

FINANCIAL INFORMATION

The financial information required pursuant to included herein is hereby incorporated by reference to the 10-KSB/A filed on February 9, 2004.

AUTHORIZATION OR ISSUANCE OF SECURITIES OTHERWISE THAN FOR EXCHANGE

Description of Our Common Stock

The holders of the Common Stock are entitled to one vote per share held and have the sole right and power to vote on all matters on which a vote of the stockholders is taken. Voting rights are non-cumulative. The holders of shares of Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors, out of funds legally available therefore and to share pro rata in any distribution to stockholders. Upon liquidation, dissolution, or winding up of the Company, the holders of the Common Stock are entitled to receive the net assets of the Company in proportion to the respective number of shares held by them after payment of liabilities which may be outstanding. The holders of Common Stock do not have any preemptive right to subscribe for or purchase any shares of any class of stock of the Company. The outstanding shares of Common Stock are not subject to call or redemption and are fully paid and non-assessable.

LANGAUAGE OF THE AMENDMENT

         Upon shareholder approval and the approval of the state of Texas, Article Four of the Articles of Incorporation of the Company shall be deleted in its entirety and amended to read as follows:


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

         "The number of shares the Corporation is authorized to issue is Six Hundred Million (600,000,000) shares consisting of:

         (a) 500,000,000 shares of common stock, $0.001 par value per share ("Common Stock"); and

         (b) 100,000,000 shares of blank check preferred stock, $0.001 par value per share ("Blank Check Preferred Stock");

1.       COMMON STOCK

         (a) Voting. Except as otherwise expressly provided by law, and subject to the voting rights provided to the holders of the Blank Check Preferred Stock by the Board of Directors, the Common Stock shall have exclusive voting rights on all matters requiring a vote of shareholders, voting together with the holders of the Blank Check Preferred Stock, as one class.

         (b) Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of the Blank Check Preferred Stock, or except as may be provided by the laws of the State of Texas, the holders of Common Stock shall have exclusively all other rights of shareholders.

2.       BLANK CHECK PREFERRED STOCK

         (a) Issuance. The Blank Check Preferred Stock may be issued from time to time in one or more series. Subject to the limitations set forth herein and any limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance of any series of Blank Check Preferred Stock, to fix by resolution or resolutions providing for the issue of any series the number of shares included in such series and the designations, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such series. Pursuant to the foregoing general authority vested in the Board of Directors, but not in limitation of the powers conferred on the Board of Directors thereby and by Texas law, the Board of Directors is expressly authorized to determine with respect to each series of Blank Check Preferred
Stock:

                  (i) The designation or designations of such series and the number of shares (which number from time to time may be decreased by the Board of Directors, but not below the number of such shares then outstanding, or may be increased by the Board of Directors unless otherwise provided in creating such series) constituting such series;

                  (ii) The rate or amount and times at which, and the preferences and conditions under which, dividends shall be payable on shares of such series, the status of such dividends as cumulative or noncumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such shares as participating or nonparticipating after the payment of dividends as to which such shares are entitled to any preference;


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

                  (iii) The rights and preferences, if any, of the shareholders of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which amount may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and the status of the shares of such series as participating or nonparticipating after the satisfaction of any such rights and preferences;

                  (iv) The full or limited voting rights, if any, to be provided for shares of such series, in addition to the voting rights provided by law;

                  (v) The times, terms and conditions, if any, upon which shares of such series shall be subject to redemption, including the amount the shareholders of such series shall be entitled to receive upon redemption (which amount may vary under different conditions or at different redemption dates) and the amount, terms, conditions and manner of operation of any purchase, retirement or sinking fund to be provided for the shares of such series;

                  (vi) The rights, if any, of shareholders of such series to convert such shares into, or to exchange such shares for, shares of any other class or classes or of any other series of the same class, the prices or rates of conversion or exchange, and adjustments thereto, and any other terms and conditions applicable to such conversion or exchange;

                  (vii) The limitations, if any, applicable while such series is outstanding on the payment of dividends or making of distributions on, or the acquisition or redemption of, Common Stock or restrictions, if any, upon the issue of any additional shares (including additional shares of such series or any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and

                  (viii) The conditions or restrictions, if any, upon the issue of any of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and

                  (iv) Any other relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of shares of such series; in each case, so far as not inconsistent with the provisions of this Article of Incorporation or the Texas Business Corporation Act as then in effect.


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

3.       ISSUANCE OF CERTIFICATES

         The Board of Directors shall have the authority to issue shares of the capital stock of this Corporation and the certificates therefore subject to such transfer restrictions and other limitations as it may deem necessary to promote compliance with applicable federal and state securities laws, and to regulate the transfer thereof in such manner as may be calculated to promote such compliance or to further any other reasonable purpose."

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS

1. Only one  information  statement  is being  delivered  to  multiple  security
holders  sharing  an  address  unless  the  registrant  has  received   contrary
instructions from one or more of the security holders;

2. We hereby undertake to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents is being delivered and provide instructions as to how a security holder can notify the Company that the security holder wishes to receive a separate copy of an information statement;

3. Please direct notifications to the Company that the security holder wishes to receive a separate proxy statement in the future to the following address:

                                  NANNACO, INC.
                 2935 Thousand Oaks, #261, San Antonio, TX 78247

4. Security holders sharing an address can request delivery of a single copy of information statements if they are receiving multiple copies of information statements by so indicating in a letter delivered to the following address:

                                  NANNACO, INC.
                 2935 Thousand Oaks, #261, San Antonio, TX 78247

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

                                INDEX TO EXHIBITS
    Number         Description

      3.1          Amendment to the Articles of Incorporation of NANNACO, Inc.

     13.1          10-KSB/A for the period ended September 30, 2003(1)

(1) Incorporated by reference to the 10-KSB/A filed on February 9, 2004.

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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NANNACO, Inc.
                                            (Name of Registrant)

                                            /s/ Andrew DeVries, III
Date:  February 10, 2004                    ----------------------------------
                                            By: Andrew DeVries, III
                                                Its: C.E.O.

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